UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       October 24, 2008

SUN-TIMES MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-4164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)
350 North Orleans, 10-S Chicago, Illinios	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 24, 2008, Sun-Times Media Group, Inc. (the “Company”) entered into an amendment regarding the compensation arrangements of Cyrus F. Freidheim, Jr., the Company’s President and Chief Executive Officer. The changes primarily served to restore Mr. Freidheim’s previously disclosed severance benefit, which benefit had expired on December 31, 2007.

In addition, the changes provide that in the event of a reorganization, recapitalization or other transaction which constitutes a “Rule 13e-3 Transaction” under Rule 13e-3 of the Securities Exchange Act of 1934 and does not otherwise constitute a change of control, Mr. Freidheim’s unvested long-term incentive awards would nevertheless immediately vest and become immediately payable.

The changes also provide for gross up protection in the event Mr. Freidheim becomes subject to the 20% excise tax imposed under Section 4999 of the Internal Revenue Code. In addition, the changes provide that Mr. Freidheim will be subject to non-compete and non-solicitation provisions for six months following his termination date. The changes also provide that if the Company reduces Mr. Freidheim’s annual base salary or his target bonus opportunity without his prior written consent, he may voluntarily terminate his employment with the Company and such termination would be deemed an involuntary termination by the Company without cause, entitling Mr. Freidheim to the benefits discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: October 30, 2008	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary